Exhibit 99.1

Press Release

WASHINGTON MUTUAL, INC. CONFIRMS RELEASE
OF CLASS 19 REIT SERIES SECURITIES TENDERED INTO ACCOUNTS WITH DTC

SEATTLE, March 14, 2011– Washington Mutual, Inc. (Pink Sheets: WAMUQ.PK) (“WMI” or the “Company”) today confirmed that preferred shares classified as “REIT Series” in class 19 (the “Class 19 REIT Series”) that were tendered into contra-CUSIP accounts established with The Depository Trust Company (“DTC”) have been released and returned to the target CUSIP accounts, and are available for trading by the holders of such securities.  These Class 19 REIT Series securities were tendered to contra-CUSIP accounts for the purpose of identifying and “freezing” trading of the securities in connection with release and exchange elections made with respect to WMI’s proposed Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Sixth Amended Plan”).

The proposed solicitation procedures with respect to WMI’s Modified Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Modified Plan”) currently contemplate that holders of the Class 19 REIT Series securities shall not have an opportunity to resubmit release elections.  Such holders’ elections made in connection with the Sixth Amended Plan shall remain valid and enforceable in connection with the Modified Plan.  To the extent that a holder elected to grant the releases set forth in the Sixth Amended Plan, such holders’ information shall be recorded in an escrow CUSIP account established with DTC prior to such holders’ securities being released from the contra-CUSIP.

Security holders affected by these procedures should consult with their respective financial and legal advisors.

WMI’s Modified Plan and related Supplemental Disclosure Statement are available at www.kccllc.net/wamu.  The Supplemental Disclosure Statement is subject to approval by the Bankruptcy Court and will be considered at a hearing scheduled to occur on March 21, 2011.  The Modified Plan is subject to confirmation by the Bankruptcy Court. This press release is not intended as a solicitation for a vote on the Modified Plan.

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Contact:
Andrew Siegel / Jed Repko / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449